Exhibit 23

KraftCPA’s

Kraft Bros., Esstman, Patton & Harrell, PLLC

Certified Public Accountants & Consultants

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in First Southern Bancshares, Inc.’s Registration Statement No. 333-03832 on Form S-8 and in First Southern Bancshares, Inc.’s Registration Statement No. 333-32619 on Form S-8 of our report dated December 5, 2003 for the years ended December 31, 2002 and 2001 appearing in this Form 10-KSB/A.

/s/ KRAFT BROS., ESSTMAN, PATTON & HARRELL, PLLC

Nashville, Tennessee

December 16, 2003